As filed with the Securities and Exchange Commission on October 4, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Legacy Reserves Inc.*

(Exact name of Registrant as specified in its charter)

Delaware	82-4919553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 W. Wall St., Suite 1800

Midland, Texas 79701

(432) 689-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James Daniel Westcott

President and Chief Financial Officer

303 W. Wall St., Suite 1800

Midland, Texas 79701

(432) 689-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George J. Vlahakos

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4522

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (2)
Preferred Stock (2)
Senior Debt Securities of Legacy Reserves Inc. (2)
Subordinated Debt Securities of Legacy Reserves Inc. (2)
Senior Debt Securities of Legacy Reserves LP (2)(3)
Subordinated Debt Securities of Legacy Reserves LP (2)(3)
Depositary Shares (2)(4)
Warrants (2)
Rights (2)
Guarantees of Debt Securities (2)
Total			$500,000,000(5)	$60,600(6)

(1)

An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price of the offering not to exceed $500,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)

This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion of, the Preferred Stock, Senior Debt Securities of Legacy Reserves Inc., Subordinated Debt Securities of Legacy Reserves Inc., Senior Debt Securities of Legacy Reserves LP, Subordinated Debt Securities of Legacy Reserves LP, Warrants or Rights being registered.

(3)	Debt securities may be issued solely by Legacy Reserves LP or with Legacy Reserves Finance Corporation as co-issuer.
(4)	The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(6)

Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security for the offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employee Identification No.
Legacy Reserves LP	Delaware	16-1751069
Legacy Reserves GP, LLC	Delaware	16-1751065
Legacy Reserves Operating LP	Delaware	20-4307259
Legacy Reserves Operating GP LLC	Delaware	20-4307209
Legacy Reserves Finance Corporation	Delaware	45-1621181
Legacy Reserves Services LLC	Texas	20-4442710
Legacy Reserves Energy Services LLC	Texas	32-0471233
Dew Gathering LLC	Texas	47-4704482
Pinnacle Gas Treating LLC	Texas	84-1353711

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2018

PROSPECTUS

$500,000,000

Legacy Reserves Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Legacy Reserves LP

Legacy Reserves Finance Corporation

Debt Securities

We may offer and sell from time to time up to $500,000,000 of the securities listed above in one or more offerings of one or more classes or series. Legacy Reserves LP, and Legacy Reserves Finance Corporation as co-issuer, may offer and sell debt securities from time to time in one or more offerings, which will be fully and unconditionally guaranteed by Legacy Reserves Inc. and Legacy Reserves GP, LLC.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the risk factors you should consider before deciding to purchase our securities. See “Risk Factors” beginning on page 5 of this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LGCY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2018.

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as or that the information contained in any document incorporated by reference herein or therein, is accurate as of any date other than its respective date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus, any prospectus supplement and any pricing supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Legacy Reserves,” “Legacy Inc.,” “Legacy,” the “Company,” “we,” “us,” “our” or like terms are to Legacy Reserves Inc. and its subsidiaries for the periods following the completion of Legacy Reserves LP reorganization to Legacy Reserves Inc. on September 20, 2018 (the “reorganization”). For the periods prior to the reorganization, unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Legacy Reserves,” “Legacy LP,” “Legacy,” the “Company,” “we,” “us,” “our” or like terms are to Legacy Reserves LP and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports and other information with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public through the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents, which have been previously filed by Legacy Reserves LP (“Legacy LP”), or by Legacy Inc., as successor registrant, with the SEC, are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

•	the Annual Report on Form 10-K of Legacy LP for the year ended December 31, 2017 filed with the SEC (File No. 001-33249) on February 23, 2018;

•

the portions of Legacy LP’s Definitive Proxy Statement on Schedule 14A, filed on April 6, 2018, that are specifically incorporated by reference into Legacy LP’s Annual Report on Form 10-K for the year ended December 31, 2017;

•

the Quarterly Report on Form 10-Q of Legacy LP for the period ended March 31, 2018 filed with the SEC (File No. 001-33249) on May 2, 2018 and the Quarterly Report on Form 10-Q of Legacy LP for the period ended June 20, 2018 filed with the SEC (File No. 001-33249) on August 7, 2018;

•

the Current Reports on Form 8-K (other than information furnished rather than filed) of Legacy LP filed with the SEC (File No. 001-33249) on January 5, 2018, February 21, 2018, March 26, 2018, April 2, 2018, May 18, 2018, July 12, 2018, September 14, 2018, September 18, 2018, September 20, 2018 and September 21, 2018;

•

the Current Reports on Form 8-K (other than information furnished rather than filed) of Legacy Inc. filed with the SEC (File No. 333-224182) on September 14, 2018, September 18, 2018 and October 4, 2018;

•	the Current Report on Form 8-K12B (other than information furnished rather than filed) of Legacy Inc. filed with the SEC (File No. 001-38668) on September 21, 2018;

•	the Current Report on Form 8-K (other than information furnished rather than filed) of Legacy Inc. filed with the SEC (File No. 001-38668) on September 21, 2018; and

•	the description of Legacy Inc.’s Common Stock contained in Legacy Inc.’s Form 8-K12B, filed with the SEC on September 21, 2018 pursuant to Section 12(b) of the Exchange Act.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of our filings at no cost by writing or telephoning us at the following address and telephone number:

Legacy Reserves Inc.

303 W. Wall St., Suite 1800

Midland, Texas 79701

Attention: Investor Relations

(432) 689-5200

We also maintain a website at www.legacyreserves.com. The information on our website, however, is not part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about:

•	our business strategy;

•	the amount of oil and natural gas we produce;

•	the price at which we are able to sell our oil and natural gas production;

•	our ability to identify, acquire, exploit and appropriately finance additional oil and natural gas properties at economically attractive prices;

•	our ability to replace reserves and increase reserve value;

•	our drilling locations and our ability to continue development activities at economically attractive costs;

•	the level of our lease operating expenses, general and administrative costs and finding and development costs;

•	the level of our capital expenditures;

•	our ability to comply with, renegotiate or receive waivers of debt covenants under our revolving credit agreement and term loan credit agreement;

•	our ability to engage in lending and capital markets activity which may include debt refinancing or extensions, exchanges or repurchases or debt or equity issuances;

•	our ability to divest non-core assets at economically attractive prices;

•	our future operating results; and

•	our plans, objectives, expectations and intentions.

All of these types of statements, other than statements of historical fact included in this document, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this document are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this document are not guarantees of future performance, and our expectations may not be realized or the forward-looking events and circumstances may not occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors set forth under the heading “Risk Factors” in this prospectus and described in Legacy LP’s (File No. 001-33249) Annual Report on Form 10-K for the year ended December 31, 2017 in Item 1A under “Risk Factors.” The forward-looking statements in this document speak only as of the date of this document; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly.

ABOUT LEGACY RESERVES INC.

Legacy Reserves Inc. is an independent energy company engaged in the development, production and acquisition of oil and natural gas properties in the United States. Its current operations are focused on the horizontal development of unconventional plays in the Permian Basin and the cost-efficient management of shallow-decline oil and natural gas wells in the Permian Basin, East Texas, Rocky Mountain and Mid-Continent regions.

Our principal executive offices are located at 303 W. Wall Street, Suite 1800, Midland, Texas 79701, and our telephone number at that address is (432) 689-5200. Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “LGCY.”

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider the following risks, those risk factors included in Legacy LP’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q filed by Legacy Inc., any subsequent Current Reports on Form 8-K filed by Legacy Inc., which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Common Stock

The price of our common stock may experience volatility.

The price of our common stock may be volatile. Some of the factors that could affect the price of our common stock are quarterly increases or decreases in revenue or earnings, changes in revenue or earnings estimates by the investment community, sales of our common stock by significant stockholders, a turnover of the investor base as a result of the corporate reorganization whereby Legacy LP became a subsidiary of Legacy Inc. that became effective on September 20, 2018 (the “Corporate Reorganization”), short-selling of our common stock by investors, issuance of a significant number of shares for equity-based compensation or to raise additional capital to fund our operations, changes in market valuations of similar companies and speculation in the press or investment community about our financial condition or results of operations, as well as any doubt about its ability to continue as a going concern. General market conditions and U.S. or international economic factors and political events unrelated to the performance of Legacy Inc. may also affect our stock price. For these reasons, investors should not rely on recent trends in the price of Legacy LP’s units to predict the future price of our common stock or our future financial results.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make it more difficult for a third party to acquire control of it, even if a change in control would result in the purchase of your shares of common stock at a premium to the market price or would otherwise be beneficial to you.

There are provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may make it more difficult for a third party to acquire control of us, even if a change in control would result in the purchase of your shares of common stock at a premium to the market price or would otherwise be beneficial to you. For example, our amended and restated certificate of incorporation authorizes the Board of Directors of Legacy (the “Legacy Board”) to issue preferred stock without stockholder approval. If the Legacy Board elects to issue preferred stock, it could be more difficult for a third party to acquire us.

In addition, provisions of our amended and restated certificate of incorporation and amended and restated bylaws, including limitations on stockholder actions by written consent and on stockholder proposals and director nominations at meetings of stockholders, could make it more difficult for a third party to acquire control of us. Certain provisions of the DGCL may also discourage takeover attempts that have not been approved by the Legacy Board.

Legacy Inc. does not expect to pay dividends on its common stock for the foreseeable future.

We do not expect to pay dividends for the foreseeable future. In addition, our revolving credit agreement and term loan credit agreement may prohibit us from paying any dividends without the consent of the lenders under the revolving credit agreement and term loan credit agreement, other than dividends payable solely in equity interests of Legacy Inc. Further, upon the consummation of the Corporate Reorganization, the preferred units issued by Legacy LP were converted into rights to receive shares of our common stock, and any rights to accumulated and unpaid distributions on such preferred units were discharged. Accordingly, neither we nor Legacy LP will make any distributions on account of any accrued but unpaid distributions on Legacy LP’s preferred units that had accrued through the date of the Corporate Reorganization.

The value of your shares may be diluted by future equity issuances, and shares eligible for future sale may have adverse effects on our share price.

We cannot predict the effect of future sales of shares or the availability of shares for future sales, on the market price of or the liquidity of the market for the shares. Sales of substantial amounts of shares, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares. Such sales, or the possibility of such sales, could also make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Our authorized capital stock consists of 945,000,000 shares of common stock and 105,000,000 shares of preferred stock, a significant portion of which is unissued. We may need to raise a significant amount of capital to fund our drilling program and pay down outstanding indebtedness, including principal, interest and fees due under our revolving credit agreement, term loan credit agreement and senior notes, and may raise such capital through the issuance of newly issued common stock or preferred stock. Such issuance and sale of equity could be dilutive to the interests of existing stockholders.

Additionally, the conversion of some or all of our convertible senior notes will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect the prevailing market price of the shares.

Furthermore, as of October 1, 2018, certain founders of Legacy LP (the “Founding Investors”) and their affiliates, including members of Legacy LP’s management, own 10.62% of our outstanding shares. Legacy LP granted the Founding Investors certain registration rights to have their units registered under the Securities Act (the “Founders Registration Rights Agreement”). The Founding Investors have registration rights with respect to the shares they received pursuant to the Corporate Reorganization. Upon registration, these shares will be eligible for sale into the market without volume limitations. Because of the substantial size of the Founding Investors’ holdings, the sale of a significant portion of these shares, or a perception in the market that such a sale is likely, could have a significant impact on the market price of such shares.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred distributions of Legacy for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations before adjustment for equity income from equity method investees plus fixed charges and distributed income from investees accounted for under the equity method. Fixed charges consist of interest expensed and an estimated interest component of rent expense.

	Six Months Ended June 30, 2018	Years Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.25x	(1)	(2)	(3)	(4)	(5)
Ratio of earnings to fixed charges and preferred distributions	1.07x	(1)	(2)	(3)	(4)	(5)

(1)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $52.5 million and $71.5 million, respectively.
(2)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $54.6 million and $73.6 million, respectively.
(3)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $703.0 million and $722.0 million, respectively.
(4)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $283.5 million and $295.2 million, respectively.
(5)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $34.3 million.

USE OF PROCEEDS

Except as may otherwise be stated in any prospectus supplement, we intend to use the net proceeds from any sales of securities by us under this prospectus for general corporate purposes, which may include repayment of indebtedness and capital expenditures or acquisitions and additions to working capital.

DESCRIPTION OF CAPITAL STOCK

General

The following description of Legacy’s common stock, preferred stock, certificate of incorporation and bylaws is a summary only and reflects Legacy’s amended and restated certificate of incorporation and amended and restated bylaws. Legacy’s authorized capital stock consists of 945,000,000 shares of common stock, $0.01 par value per share, and 105,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

Holders of shares of the common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by Legacy’s stockholders generally. The holders of the common stock do not have cumulative voting rights in the election of directors.

Holders of shares of the common stock are entitled to receive dividends when, as and if declared by the Legacy Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon Legacy’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of the common stock will be entitled to receive pro rata Legacy’s remaining assets available for distribution.

All shares of the common stock currently outstanding are fully paid and non-assessable. The common stock is not subject to further calls or assessments by Legacy. Holders of shares of the common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights powers, preferences and privileges of the common stock will be subject to those of the holders of any shares of preferred stock or any other series or class of stock that Legacy may authorize and issue in the future.

Preferred Stock

Legacy’s amended and restated certificate of incorporation authorizes the Legacy Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock. The Legacy Board is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which the Legacy Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Legacy’s affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Legacy or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We currently have no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Dividends

The General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of the Legacy Board.

Legacy has no current plans to pay dividends on the common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Legacy Board and will depend on, among other things, Legacy’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Legacy Board may deem relevant. Because Legacy is a holding company and has no direct operations, Legacy will only be able to pay dividends from funds it receives from its subsidiaries. In addition, Legacy’s ability to pay dividends will be limited by covenants in its existing indebtedness and may be limited by the agreements governing other indebtedness that Legacy or its subsidiaries incur in the future.

Annual Stockholder Meetings

Legacy’s amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Legacy Board. To the extent permitted under applicable law, Legacy may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Legacy’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Certain Provisions of Delaware Law

Legacy’s amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Legacy Board. These provisions are intended to avoid costly takeover battles, reduce Legacy’s vulnerability to a hostile or abusive change of control and enhance the ability of the Legacy Board to maximize stockholder value in connection with any unsolicited offer to acquire Legacy. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Legacy by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of Legacy’s capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Legacy Board may generally issue shares of one or more series of preferred stock on terms calculated to discourage, delay or prevent a change of control of Legacy or the removal of its management. Moreover, Legacy’s authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and in connection with employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Legacy Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Legacy by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Legacy’s management and possibly deprive Legacy’s stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Board of Directors

The Legacy Board consists of a single class of six directors, each of whom will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Delaware Law

Legacy will not be subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on NASDAQ, from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of these provisions, a “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock.

Removal of Directors; Vacancies and Newly Created Directorships

Legacy’s amended and restated certificate of incorporation provides that any or all of the directors (other than the directors elected by the holders of any series of preferred stock) may be removed with or without cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of voting stock, voting together as a single class.

In addition, Legacy’s amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Legacy Board that results from an increase in the number of directors and any vacancy occurring in the Legacy Board may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

No Cumulative Voting

Under Delaware law, the right to vote in the election of directors cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Legacy’s amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of Legacy’s stock entitled to vote generally in the election of directors will be able to elect all Legacy’s directors.

Special Stockholder Meetings

Legacy’s amended and restated certificate of incorporation provides that special meetings of Legacy’s stockholders may be called at any time only by or at the direction of the Legacy Board or the chairman of the Legacy Board. Legacy’s amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of Legacy.

Director Nominations and Stockholder Proposals

Legacy’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Legacy Board or a committee of the Legacy Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Legacy with certain information. Generally, to be timely, a stockholder’s notice must be received at Legacy’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Legacy’s amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Legacy’s amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Legacy.

Proxy Access for Director Nominations

In addition to the director nomination provisions described above, Legacy’s amended and restated bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of the outstanding common stock for at least three years and who comply with the other requirements set forth in the bylaws to include up to a specified number of director nominees in Legacy’s proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under these proxy access provisions of Legacy’s amended and restated bylaws is the greater of two or 20% of the number of Legacy’s directors on the last day a notice of nomination may be submitted. Notice of a nomination under Legacy’s proxy access bylaw provisions must be delivered by a stockholder to Legacy’s Secretary at its principal executive offices not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Legacy publicly announces the date of the annual meeting. Such notice by a stockholder must include certain information and representations as specified in Legacy’s amended and restated bylaws, including, but not limited to, a statement that the stockholder does not have any present intent to change or influence control of Legacy, and that it acquired the common stock in the ordinary course of business and without any such intent. The complete proxy access procedures for director nominations are set forth in Legacy’s amended and restated bylaws.

No Stockholder Action by Written Consent

Legacy’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Supermajority Provisions

Legacy’s amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, Legacy’s bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or Legacy’s amended and restated certificate of incorporation. Any amendment, alteration, rescission or repeal of Legacy’s bylaws by Legacy’s stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Legacy’s amended and restated certificate of incorporation provides that the following provisions in Legacy’s amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of Legacy’s stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions opting out of Section 203 of the DGCL (as described above);

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions relating to annual meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly-created directorships;

•	the provisions eliminating monetary damages to the fullest extent permitted by law for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for Legacy’s existing stockholders to replace the Legacy Board as well as for another party to obtain control of Legacy by replacing the Legacy Board. Because the Legacy Board has the power to retain and discharge Legacy’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of Legacy or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Legacy Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of Legacy. These provisions are designed to reduce Legacy’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Legacy’s shares and, as a consequence, they also may inhibit fluctuations in the market price of Legacy’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, Legacy’s stockholders will have appraisal rights in connection with a merger or consolidation of Legacy. Pursuant to the DGCL, stockholders entitled to seek appraisal who properly assert and perfect appraisal rights in accordance with Section 262 of the DGCL in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware.

Stockholders’ Derivative Actions

Under the DGCL, any of Legacy’s stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Legacy’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Corporate Opportunity

Delaware law permits a corporation to adopt provisions in its certificate of incorporation renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Legacy’s amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that Legacy has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to directors who are not employees of Legacy (and their respective affiliates). Legacy’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, no director who is not employed by Legacy (including any non-employee director who serves as one of Legacy’s officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which Legacy or its affiliates now engage or propose to engage or (ii) otherwise competing with Legacy or its affiliates. In addition, to the fullest extent permitted by law and subject to certain specified exceptions, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself or herself or his or her affiliates or for Legacy or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to Legacy or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity.

Legacy’s amended and restated certificate of incorporation does not renounce Legacy’s interest in any business opportunity that is (i) expressly offered to a non-employee director solely in his or her capacity as a director or officer of Legacy or (ii) identified by such non-employee director solely through the disclosure of information by or on behalf of Legacy. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Legacy if it is a business opportunity that (i) Legacy is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of Legacy’s business or is of no practical advantage to Legacy or (iii) is one in which Legacy has no interest or reasonable expectancy.

Limitations on Liability and Indemnification and Advancement of Expenses of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Legacy’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Legacy and its stockholders, through stockholders’ derivative suits on Legacy’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Legacy’s amended and restated bylaws generally provide that it must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. Legacy also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. In addition, Legacy may also enter into indemnification agreements with its directors and officers in the future. Legacy believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in Legacy’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Legacy and its stockholders. In addition, your investment may be adversely affected to the extent Legacy pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of Legacy’s directors, officers or employees for which indemnification or advancement of expenses is sought.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

The common stock trades on NASDAQ Global Select Market under the symbol “LGCY”.

DESCRIPTION OF DEBT SECURITIES OF LEGACY RESERVES INC.

Legacy Inc. may issue debt securities in one or more series. Any debt securities that Legacy Inc. offers under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called the “parent indentures.” The parent indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us,” “our” and “issuer” refer to Legacy Inc.

We have summarized some of the material provisions of the parent indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the parent indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the parent indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the parent indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the parent indentures will limit the amount of debt securities that may be issued. Each parent indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Subsidiary Guarantees

Legacy Inc. has no independent assets or operations. If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by all of our subsidiaries (other than minor subsidiaries), payment of the principal, premium, if any, and interest on those senior debt securities will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiaries, and such guarantees will be joint and several. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by our subsidiaries (other than minor subsidiaries), payment of the principal, premium, if any, and interest on those subordinated debt securities will be fully and unconditionally guaranteed on an unsecured, subordinated basis by such subsidiaries, and such guarantees will be joint and several. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “—Subordination” below.

The obligations of our subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the parent indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the parent indentures;

•	will preserve our existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the parent indentures will provide that we may not convert into, consolidate, amalgamate or merge with or into any other Person or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•

either: (a) such issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than such issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, limited liability company or limited partnership, organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than such issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of the obligations of such issuer under such parent indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such parent indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such parent indenture and that all conditions precedent set forth in such parent indenture have been complied with.

Upon the assumption of our obligations under each parent indenture by a successor, we will be discharged from all obligations under such parent indenture.

As used in the parent indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the parent indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable parent indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such parent indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable parent indenture (other than a covenant set forth in Article Ten of such parent indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such parent indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) the issuer, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the issuer in an involuntary case, (ii) appoints a custodian of the issuer or for all or substantially all of its respective property, or (iii) orders the liquidation of the issuer; and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the parent indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under a parent indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in aggregate principal amount of the debt securities of that series can void the declaration.

Trustee is not obligated to exercise any of its rights or powers under any parent indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity or security satisfactory to the trustee. If they provide this indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the parent indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable parent indenture, or change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable parent indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable parent indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable parent indenture related to the waiver of past defaults under such parent indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that (i) any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities and (ii) any amendment to the minimum notice requirement may be made with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such amendment or supplemental indenture;

(5) release any guarantor from any of its obligations under its guarantee or the applicable parent indenture, except in accordance with the terms of such parent indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable parent indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to the issuer and the assumption by any such successor of the covenants of the issuer therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable parent indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable parent indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable parent indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable parent indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable parent indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable parent indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable parent indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such text or debt securities appearing in a prospectus, prospectus supplement, offering memorandum or offering circular relating to the sale thereof to the extent that such provision was intended by the issuer to be a verbatim recitation of a provision of such parent indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable parent indenture to such extent as shall be necessary to effect the qualification of such parent indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such parent indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either parent indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under a parent indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each parent indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable parent indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each parent indenture, including certain provisions set forth in any prospectus supplement and supplemental indenture (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable parent indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which the issuer or any guarantor is a party or by which the issuer or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable parent indenture) to which the issuer or any of its subsidiaries is a party or by which the issuer or any of its subsidiaries is bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding any other creditors of the issuer or others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the parent indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such parent indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such parent indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money or U.S. government securities have theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to Legacy Inc. or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have deposited or caused to be deposited with the trustee as trust funds or U.S. government securities in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid or caused to be paid all other sums then due and payable under such parent indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such parent indenture relating to the satisfaction and discharge of such parent indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members, Stockholders and Unitholders

No director, manager, officer, employee, partner, member, stockholder or unitholder of us or any guarantor, as such, shall have any liability for any of our obligations or those of the guarantors under the debt securities, the parent indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the parent indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $2,000 each or integral multiples of $2,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable parent indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable parent indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “—Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a non-payment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the period of payment blockage by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the period of payment blockage resulting from the immediately prior payment blockage notice. No non-payment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) of us, in connection with any dissolution or winding up or total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by us, or on our behalf, on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by us, or on our behalf, on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for us, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the parent indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable parent indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the parent indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each parent indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the parent indentures. A successor trustee may be appointed in accordance with the terms of the parent indentures.

The parent indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the parent indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF DEBT SECURITIES OF LEGACY RESERVES LP

Legacy LP may issue debt securities in one or more series, and Legacy Reserves Finance Corporation (“Legacy Reserves Finance”) may be co-issuer of one or more such series of debt securities. Legacy Finance was incorporated under the laws of the State of Delaware in 2011, is wholly owned by Legacy LP and has no material assets or any liabilities other than as co-issuer of securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.

Any debt securities that Legacy LP and Legacy Finance offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called the “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us,” “our” and “issuers” refer jointly to Legacy LP and Legacy Finance, the term “issuer” refers to either Legacy LP or Legacy Finance, as the context requires.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether Legacy Finance will be a co-issuer of the debt securities;

•	the guarantors of the debt securities;

•	whether the debt securities are senior or subordinated debt securities;

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Guarantees of our Debt Securities

Our payment obligations under any series of debt securities will be fully and unconditionally guaranteed by Legacy Inc. and Legacy Reserves GP, LLC, the general partner of Legacy LP (“Legacy GP”). Pursuant to any guarantee, Legacy Inc. and Legacy GP will guarantee payment of the principal, premium, if any, and interest on those series of debt securities.

The guarantee of any series of senior debt securities will be the unsecured and unsubordinated general obligations of Legacy Inc. and Legacy GP and will rank on a parity with all of the other unsecured and unsubordinated indebtedness of Legacy Inc. and Legacy GP.

The guarantee of any series of subordinated debt securities by Legacy Inc. and Legacy GP will be subordinated to the senior debt of Legacy Inc. and Legacy GP to substantially the same extent as the series of subordinated debt securities is subordinated to the senior debt of Legacy LP and Legacy Finance.

Legacy Inc. has no independent assets or operations and directly and indirectly owns 100% of Legacy LP and Legacy Finance. All of Legacy Inc.’s subsidiaries (other than Legacy LP and, if a co-issuer thereof, Legacy Finance) will guarantee the debt securities and such guarantees will be fully and unconditionally guaranteed on a joint and several basis.

The applicable prospectus supplement relating to a series of Legacy LP’s senior debt securities will provide that those senior debt securities will have the benefit of a guarantee by all of Legacy LP’s subsidiaries and payment of the principal, premium, if any, and interest on those senior debt securities will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiaries, and such guarantees will be joint and several. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiaries.

The applicable prospectus supplement relating to a series of Legacy LP’s subordinated debt securities will provide that those subordinated debt securities will have the benefit of a guarantee by all of Legacy LP’s subsidiaries and payment of the principal, premium, if any, and interest on those subordinated debt securities will be fully and unconditionally guaranteed on an unsecured, subordinated basis by such subsidiaries, and such guarantees will be joint and several. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “—Subordination” below.

The obligations of our subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not convert into, consolidate, amalgamate or merge with or into any other Person or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•

either: (a) such issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than such issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, limited liability company or limited partnership, in the case of Legacy LP, organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Legacy Finance may not consolidate, amalgamate or merge with or into any Person other than a corporation satisfying such requirement so long as Legacy LP is not a corporation;

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than such issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of the obligations of such issuer under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) either issuer, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against either issuer in an involuntary case, (ii) appoints a custodian of either issuer or for all or substantially all of its respective property, or (iii) orders the liquidation of either issuer; and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in aggregate principal amount of the debt securities of that series can void the declaration.

Trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity or security satisfactory to the trustee. If they provide this indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, or change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that (i) any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities and (ii) any amendment to the minimum notice requirement may be made with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such amendment or supplemental indenture;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to either issuer and the assumption by any such successor of the covenants of such issuer therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such text or debt securities appearing in a prospectus, prospectus supplement, offering memorandum or offering circular relating to the sale thereof to the extent that such provision was intended by the issuers to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions set forth in any prospectus supplement and supplemental indenture (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which either issuer or any guarantor is a party or by which either issuer or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which either issuer or any of its subsidiaries is a party or by which either issuer or any of its subsidiaries is bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding any other creditors of the issuers or others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money or U.S. government securities have theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to Legacy or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have deposited or caused to be deposited with the trustee as trust funds or U.S. government securities in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid or caused to be paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members, Stockholders and Unitholders

No director, manager, officer, employee, partner, member, stockholder or unitholder of either issuer or any guarantor, as such, shall have any liability for any of our obligations or those of the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $2,000 each or integral multiples of $2,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and either issuer may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “—Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a non-payment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the period of payment blockage by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the period of payment blockage resulting from the immediately prior payment blockage notice. No non-payment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) of either issuer, in connection with any dissolution or winding up or total or partial liquidation or reorganization of such issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by us, or on our behalf, on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by us, or on our behalf, on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for either issuer, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Guarantees of Debt Securities of Legacy Reserves Inc.

Legacy Inc.’s subsidiaries may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to Legacy Inc.’s senior debt securities that Legacy Inc. may offer in any prospectus supplement and may issue unconditional guarantees on an unsecured, subordinated basis with respect to Legacy Inc.’s subordinated debt securities that it Legacy Inc. may offer in any prospectus supplement. The guarantee of Legacy Inc.’s senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries. The guarantee of Legacy Inc.’s subordinated debt securities will be subordinated in right of payment to all such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to Legacy Inc.’s senior indebtedness (as defined in the related prospectus supplement).

Each guarantee will be issued under a supplement to a parent indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinated to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

The obligations of Legacy Inc.’s subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Guarantees of Debt Securities of Legacy Reserves LP

Legacy LP’s payment obligations under any series of debt securities will be fully and unconditionally guaranteed by Legacy Inc. and Legacy GP. Pursuant to the guarantee, Legacy Inc. and Legacy GP will guarantee payment of the principal, premium, if any, and interest on those series of debt securities.

The guarantee of any series of Legacy LP’s senior debt securities will be the unsecured and unsubordinated general obligations of Legacy Inc. and Legacy GP, and will rank on a parity with all of the other unsecured and unsubordinated indebtedness of Legacy Inc. and Legacy GP.

The guarantee of any series of subordinated debt securities by Legacy Inc. and Legacy GP will be subordinated to the senior debt of Legacy Inc. and Legacy GP to substantially the same extent as the series of subordinated debt securities is subordinated to the senior debt of Legacy LP and Legacy Finance.

Legacy LP’s subsidiaries will issue unconditional guarantees on an unsecured, unsubordinated basis with respect to Legacy LP’s senior debt securities that Legacy LP may offer in any prospectus supplement and will issue unconditional guarantees on an unsecured, subordinated basis with respect to Legacy LP’s subordinated debt securities that Legacy LP offer in any prospectus supplement. The guarantee of Legacy LP’s senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries. The guarantee of Legacy LP’s subordinated debt securities will be subordinated in right of payment to all such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to Legacy LP’s senior indebtedness (as defined in the related prospectus supplement).

Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinated to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

The obligations of Legacy LP’s subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. If we elect to offer fractional interests in shares of preferred stock to the public, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Sidley Austin LLP, Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Legacy Reserves LP, as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of Legacy Reserves LP’s internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

Estimates of our natural gas reserves, related future net cash flows and the present values thereof related to our properties as of December 31, 2017 and 2016 included elsewhere in this prospectus were based upon reserve reports prepared by independent petroleum engineers LaRoche Petroleum Consultants, Ltd. We have included these estimates in reliance on the authority of such firms as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		$60,600
Legal fees and expenses	$	*
Accounting and engineering fees and expenses	$	*
Printing and engraving expenses	$	*
Rating agency fees	$	*
Trustee and transfer agent fees and expenses	$	*
Miscellaneous	$	*

TOTAL	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers

The general effect of the following provisions is to provide indemnification to officers, directors and control persons for liabilities that may arise by reason of their status as officers, directors or control persons, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or manager derived an improper personal benefit.

Legacy Reserves Inc. and Legacy Reserves LP

Legacy Reserves LP (“Legacy LP”), a subsidiary of Legacy Reserves Inc. (the “Company”), and the Company have jointly and severally agreed to indemnify and hold harmless against any cost or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any actual or threatened legal proceeding, and provide advancement of expenses with respect to each of the foregoing to, any person has been or became at any time prior to the effective time of Legacy LP becoming a subsidiary of the Company (the “Corporate Reorganization”), an officer, director or employee of Legacy LP or any of its subsidiaries or Legacy Reserves GP, LLC (the “Partnership GP”), to the fullest extent permitted under applicable law. In addition, Legacy LP and the Company will honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of Legacy LP and the Partnership GP immediately prior to the effective time of the Corporate Reorganization and ensure that the organizational documents of Legacy LP and the Partnership GP or any of their respective successors or assigns, if applicable, will contain provisions no less favorable, for a period of six years following the effective time of the Corporate Reorganization, with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of Legacy LP and the Partnership GP than were set forth in such organizational documents immediately prior to the effective time of the Corporate Reorganization. In addition, the Company will maintain in effect for six years from the effective time of the Corporate Reorganization the Company’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the effective time of the Corporate Reorganization with respect to such indemnified persons, provided that in no event will the Company be required to expend more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance.

Delaware Registrants

Delaware Corporations

The Company and Legacy Reserves Finance Corporation are organized in the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company’s amended and restated bylaws provide that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the General Corporation Law of the State of Delaware (“DGCL”) for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in the Company’s amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Company’s amended and restated bylaws further provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Legacy Reserves Finance Corporation’s bylaws provide for indemnification of any director, officer, employee or agent to any action, suit or proceeding by reason of the fact that such person was serving in such capacity or on behalf of the corporation against reasonable expenses (including attorneys’ fees), judgements, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person upon determination having been made as to such person’s good faith and conduct. Such indemnification is authorized to the fullest extent permitted by law.

Delaware Limited Partnerships

Legacy LP and Legacy Reserves Operating LP are organized in the State of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to any terms, conditions or restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and has the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Legacy LP’s partnership agreement provides that, in most circumstances, Legacy LP will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the Partnership GP;

•	any additional or departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any officer of Legacy LP or any subsidiary of Legacy LP; and

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding four bullet points.

Any indemnification under these provisions will only be out of Legacy LP’s assets. Legacy LP may purchase insurance against liabilities asserted against and expenses incurred by persons for Legacy LP’s activities, regardless of whether Legacy LP would have the power to indemnify the person against liabilities under its partnership agreement.

Legacy Reserves Operating LP’s partnership agreement provides that, to the fullest extent permitted by the Delaware Limited Revised Uniform Limited Partnership Act, Legacy Reserves Operating LP will indemnify its officers, general partner, its general partner’s affiliates, and their respective members, partners, directors, officers, fiduciaries or trustees against any loss, claim, damage, or expense, including attorney’s fees, arising out of claims, demands, actions, suits or proceedings in which such person may be involved, or is threatened to be involved, by reason of its status as an indemnitee. The rights of indemnification provided under Legacy Reserves Operating LP’s partnership agreement do not cover acts or omissions involving bad faith, fraud, willful misconduct or, in the case of a criminal matter, acting with knowledge that the indemnitee’s conduct was unlawful. Any indemnification under these provisions will only be out of Legacy Reserves Operating LP’s assets. Legacy Reserves Operating LP’s general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to Legacy Reserves Operating LP to enable it to effectuate, indemnification. Legacy Reserves Operating LP may purchase insurance against any liability that may asserted against, or expense that may be incurred by persons for Legacy Reserves Operating LP’s activities, regardless of whether Legacy Reserves Operating LP would have the power to indemnify the person against liabilities under its partnership agreement,

Delaware Limited Liability Companies

The Partnership GP and Legacy Reserves Operating GP LLC are organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Partnership GP’s limited liability company agreement provides that, to the fullest extent permitted by the Delaware Limited Liability Company Act, Partnership GP will indemnify Legacy Inc. and its affiliates and any manager, director, officer and agent of the Partnership GP in connection with any proceeding such person is or is threatened to be made a party to by reason of the fact that such person serves in such capacity or because of any alleged action taken or omission made in such capacity against losses, expenses (including attorney’s fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement. The Partnership GP’s indemnification obligations do not cover acts or omissions involving bad faith, fraud, willful midconduct or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Any indemnification under these provisions will only be out of the Partnership GP’s assets. Unless it otherwise agrees, the members of the Partnership GP will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Partnership GP to enable it to effectuate, indemnification. The Partnership GP may purchase insurance against any liability that may asserted against, or expense that may be incurred by persons for the Partnership GP’s activities, regardless of whether the Partnership GP would have the power to indemnify the person against liabilities under its limited liability company agreement.

Legacy Reserves Operating GP LLC’s limited liability company agreement provides that, to the fullest extent permitted by the Delaware Limited Liability Company Act, Legacy Reserves Operating GP LLC will indemnify its current and former directors, officers members, Legacy LP, Legacy LP’s affiliates, and their respective members, partners, directors, officers, fiduciaries or trustees against any loss, claim, damage, or expense, including attorney’s fees, arising out of proceedings in which such person may be involved, or is threatened to be involved, by reason of its status as an indemnitee. The rights of indemnification provided under

Legacy Reserves Operating GP LLC’s limited liability company agreement do not cover acts or omissions involving bad faith, fraud, willful misconduct or, in the case of a criminal matter, acting with knowledge that the indemnitee’s conduct was unlawful. Any indemnification under these provisions will only be out of Legacy Reserves Operating GP LLC’s assets. Unless it otherwise agrees, Legacy LP will not be personally liable for, or have any obligation to contribute or lend funds or assets to Legacy Reserves Operating GP LLC to enable it to effectuate, indemnification. Legacy Reserves Operating GP LLC may purchase insurance against any liability that may asserted against, or expense that may be incurred by persons for Legacy Reserves Operating GP LLC’s activities, regardless of whether Legacy Reserves Operating GP LLC would have the power to indemnify the person against liabilities under its limited liability company agreement.

Texas Registrants

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the State of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) the person reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Limited Liability Companies

Pursuant to Section 101.402 of the TBOC, a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

Legacy Reserves Services LLC, Legacy Reserves Energy Services LLC, Dew Gathering LLC and Pinnacle Gas Treating LLC are organized as limited liability companies in the State of Texas (the “Texas LLC Registrants”).

The limited liability company agreements of Legacy Reserves Services LLC and Legacy Reserves Energy Services LLC provide that each entity will indemnify and hold harmless, to the full extent permitted by the TBOC, each of its current and former members, directors and officers, and any member, partner, director, officer, fiduciary or trustee of the foregoing, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions suits or proceedings, in which any such indemnitee is involved or is threatened to be involved, as a party or otherwise, by reason of such persons status as an indemnitee. The rights of indemnification provided under Legacy Reserves Services LLC and Legacy Reserves Energy Services LLC’s limited liability company agreements do not cover acts or omissions involving bad faith, fraud, willful misconduct or, in the case of a criminal matter, acting with knowledge that the indemnitee’s conduct was unlawful.

The limited liability company agreement of Pinnacle Gas Treating LLC provides that it will indemnify, to the full extent permitted by the TBOC, each of its current and former members and officers from and against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with any action or proceedings, whether civil or criminal, in which any such indemnitee is involved or is threatened to be involved by reason of such persons status as an indemnitee. The rights of indemnification provided under Legacy Reserves Services LLC and Legacy Reserves Energy Services LLC’s limited liability company agreements do not cover acts or omissions involving bad faith, fraud, willful misconduct or, in the case of a criminal matter, acting with knowledge that the indemnitee’s conduct was unlawful.

The limited liability company agreement of Dew Gathering LLC provides that it will indemnify and hold harmless, to the full extent permitted by the TBOC, each of its current and former directors and officers against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred or arising from any action, suit or proceeding, whether civil, criminal, investigative or administrative, in which such person is involved or is threatened to be involved by reason of such person’s status as an indemnitee.

The rights of indemnification provided by the limited liability company agreements of the Texas LLC Registrants includes the right to advancement of expenses to the full extent permitted by the TBOC related to the person’s participation in certain proceedings; provided, that the indemnified person shall reimburse such advances if it is later determined such indemnified person was not entitled to indemnification with respect to such action or proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16. Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Title

1.1**	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Legacy Reserves Inc. (filed as Exhibit 3.1 to Legacy Reserves Inc.’s Current Report on Form 8-K12B on September 21, 2018, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Legacy Reserves Inc. (filed as Exhibit 3.2 to Legacy Reserves Inc.’s Current Report on Form 8-K12B on September 21, 2018, and incorporated herein by reference).

4.3*	Form of Senior Indenture of Legacy Reserves Inc.

4.4*	Form of Subordinated Indenture of Legacy Reserves Inc.

4.5*	Form of Senior Indenture of Legacy Reserves LP.

Exhibit Number	Exhibit Title

4.6*	Form of Subordinated Indenture of Legacy Reserves LP.

4.7**	Form of Warrant Agreement (including form of warrant certificate).

4.8**	Form of Depositary Agreement (including form of Depositary Receipt).

4.9**	Form of Rights Agreement, including Form of Rights Certificate.

5.1*	Opinion of Sidley Austin LLP as to the legality of the securities being registered.

12.1*	Ratio of Earnings to Fixed Charges.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Sidley Austin LLP (contained in Exhibit 5.1 hereto).

23.3*	Consent of LaRoche Petroleum Consultants, Ltd.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture of Legacy Reserves Inc.

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture of Legacy Reserves Inc.

25.3*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture of Legacy Reserves LP.

25.4*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture of Legacy Reserves LP.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Legacy Reserves Inc.

ITEM 17. Undertakings

Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES INC.

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

Signature	Title

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES LP

By:	LEGACY RESERVES GP, LLC its general partner

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

/s/ William R. Granberry	Director
William R. Granberry

Signature	Title
/s/ G. Larry Lawrence	Director
G. Larry Lawrence

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES GP, LLC

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

Signature	Title

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES OPERATING LP

By:	LEGACY RESERVES OPERATING GP, LLC its general partner

By:	LEGACY RESERVES LP its sole member

By:	LEGACY RESERVES GP, LLC its general partner

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

Signature	Title

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES OPERATING GP LLC

By:	LEGACY RESERVES LP its sole member

By:	LEGACY RESERVES GP, LLC its general partner

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

Signature	Title

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES FINANCE CORPORATION

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Director and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	Director, President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Kyle A. McGraw	Director
Kyle A. McGraw

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES SERVICES LLC

By:	LEGACY RESERVES LP its sole member

By:	LEGACY RESERVES GP, LLC its general partner

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

Signature	Title

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

LEGACY RESERVES ENERGY SERVICES LLC

By:	LEGACY RESERVES OPERATING LP its sole member

By:	LEGACY RESERVES OPERATING GP LLC its general partner

By:	LEGACY RESERVES LP its sole member

By:	LEGACY RESERVES GP, LLC its general partners

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

Signature	Title

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

DEW GATHERING LLC

By:	LEGACY RESERVES OPERATING LP its sole member

By:	LEGACY RESERVES OPERATING GP LLC its general partner

By:	LEGACY RESERVES LP its sole member

By:	LEGACY RESERVES GP, LLC its general partner

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

/s/ Kyle D. Vann	Director
Kyle D. Vann

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 4, 2018.

PINNACLE GAS TREATING LLC

By:	DEW GATHERING LLC its sole member

By:	LEGACY RESERVES OPERATING LP its sole member

By:	LEGACY RESERVES OPERATING GP LLC its general partner

By:	LEGACY RESERVES LP its sole member

By:	LEGACY RESERVES GP, LLC its general partner

By:	LEGACY RESERVES INC. its sole member

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micah C. Foster and James Daniel Westcott, each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on October 4, 2018.

Signature	Title

/s/ Paul T. Horne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul T. Horne

/s/ James Daniel Westcott	President and Chief Financial Officer (Principal Financial Officer)
James Daniel Westcott

/s/ Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)
Micah C. Foster

/s/ Cary D. Brown	Director
Cary D. Brown

/s/ William R. Granberry	Director
William R. Granberry

/s/ G. Larry Lawrence	Director
G. Larry Lawrence

/s/ Kyle D. Vann	Director
Kyle D. Vann